Exhibit 10.1

EMPLOYMENT AGREEMENT AMENDMENT

For valuable consideration, the receipt and sufficiency of which the parties acknowledge, this Employment Agreement Amendment  is entered into this 28th day of February 2009, by and between Kevin Murphy (hereinafter “Murphy”) and SteelCloud, Inc. (hereinafter “SteelCloud”).

Whereas, Murphy and SteelCloud entered into an Employment Agreement dated June 8, 2004 (hereinafter “Employment Agreement”), and

Whereas, Murphy and SteelCloud amended the Employment Agreement on October 26, 2007 and December 31, 2008 (hereinafter “Amendments”), and

Whereas, Murphy and SteelCloud now wish to further amend the Employment Agreement,

Now, therefore, the parties agree as follows:

1.	Section 4(a) of the Employment Agreement is amended to reduce and replace “$215,000” with “$193,500.”
2.	Section 4 (d) should be amended to reduce monthly general business allowance from $1,000 to $500, payable in gross wages.
3.	Murphy agrees to forfeit 100,000 stock options granted on October 26, 2007 and 125,000 stock options granted on June 3, 2008.
4.
Section 4(e) (a) is replaced with the following:   Under a separate Incentive Stock Option agreement, Murphy shall be granted an option for 150,000 SCLD shares on the date this amendment becomes effective.  Such options will vest quarterly in arrears over a period of one year with a 5 year term.  These stock options will be subject to the terms of the separate incentive stock option agreement.

5.
A new section 4(e) (c) is added as follows:  Murphy shall receive under a separate restricted stock agreement, 90,000 shares of restricted stock which will vest ratably over 12 months, or 7,500 shares per month so long as Murphy is employed by the Company on the last day of the month.  The Company will pay the taxes on this stock grant, and Murphy acknowledges that the stock will be considered restricted shares subject to the requirements of the Securities Act of 1933 and Virginia Blue Sky laws.  The restrictions on this grant will include all restrictions necessary to assure compliance with 26 U.S.C. § 409A.

IN WITNESS WHEREOF, each party to this Agreement has caused it to be executed on the date indicated above.

READ AND AGREED:	READ AND AGREED:

Kevin Murphy	SteelCloud, Inc.

/s/ Kevin Murphy	/s/ Brian H. Hajost
Brian H. Hajost its Chief
Executive Officer